Exhibit 99.1

                                                                                                                                   ***FOR IMMEDIATE RELEASE***

For:  ZIONS BANCORPORATION                                                                                                                                                                                                 Contact: James Abbott
One South Main, 15th Floor                                                                                                                                                                                                              Tel: (801) 524-4787
Salt Lake City, Utah                                                                                                                                                                                                                           January 25, 2010
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS 2009 FOURTH QUARTER RESULTS
SHOWING IMPROVEMENT OF CREDIT MEASURES

SALT LAKE CITY, January 25, 2010 – Zions Bancorporation (Nasdaq: ZION) (“Zions” or “the Company”) today reported a fourth quarter net loss applicable to common shareholders of $176.5 million or $1.26 per diluted share, compared to a net loss of $181.9 million or $1.43 per diluted share for the third quarter of 2009.

As discussed subsequently, the Company has included in this press release expected revisions for certain second and third quarter 2009 amounts as a result of changes in the accounting for its June 2009 subordinated debt modification. The Company believes these changes will increase tangible common equity by $173 million at June 30, 2009 and by $166 million at September 30, 2009, increasing the tangible common equity ratio at those dates by 0.34% and 0.33%, respectively, compared to the ratios previously disclosed.

Fourth Quarter 2009 Highlights
Positives:

•	Tangible common equity ratio of 6.12% compared to 5.76% (revised from 5.43%) in third quarter.

•	Net loan charge-offs of $292.1 million, which included a $39 million recovery, compared to $381.3 million in third quarter.

•	Loan loss provision of $390.7 million compared to $565.9 million in third quarter.

•
Ratio of allowance for loan losses to net loans and leases of 3.95% compared to 3.61% in third quarter; ratio of total allowance and reserve for credit losses to net loans and leases of 4.25% compared to 3.86% in third quarter.

•	Average noninterest-bearing demand deposits of $12.1 billion compared to $11.4 billion in third quarter, an increase of $0.7 billion or 25.3% annualized.

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ZIONS BANCORPORATION
Press Release – Page 2
January 25, 2010

Challenges:

•
Nonperforming lending related assets of $2.3 billion compared to $2.2 billion in third quarter (excluding FDIC-supported assets); ratio to net loans and other real estate owned of 5.93% compared to 5.40% in third quarter.

•	Credit-related impairment losses on CDO securities of $99.3 million compared to $56.5 million in third quarter; approximately 95% of the fourth quarter losses had been previously recognized in OCI.

•	In spite of originating and renewing approximately $1.7 billion of new credit during the fourth quarter, loan balances declined 2.6% from the third quarter due to continued weakness in loan demand.

“We enter into 2010 feeling increasingly confident that peak levels of loan losses are behind us, and that economic conditions in the majority of our markets have begun to stabilize,” said Harris H. Simmons, chairman and chief executive officer. Mr. Simmons continued, “Various measures of credit quality have steadied or improved compared to prior quarters, which is likely to lead to lower loan losses and provision expenses. While the economic, political, and regulatory environment remains in flux, our capital ratios remain significantly above regulatory benchmarks for a “well capitalized” banking institution, and we are encouraged with the recent improvement in our tangible common equity ratio.”

Amended Financial Statements
As described in a separate Form 8-K filed on this date, the Company has reevaluated its accounting for the June 2009 subordinated debt modification in connection with responding to regular inquiries received from the Securities and Exchange Commission in January 2010. As a result, the Company has incorporated into these results expected revisions to its financial statements for the second and third quarters of 2009. The primary expected change is an increase to tangible common equity resulting from the Company’s recalculation of the amount of gain recognized in earnings and the value of the conversion feature granted to noteholders. Amounts for the second and third quarters of 2009 in this press release (including the attached financial exhibits) reflect these expected changes. The Company anticipates filing amended Forms 10-Q for the periods ending June 30, 2009 and September 30, 2009.

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ZIONS BANCORPORATION
Press Release – Page 3
January 25, 2010

Asset Quality
Net loan and lease charge-offs for the fourth quarter of 2009 were $292.1 million or 2.98% annualized of average loans excluding FDIC-supported assets. This compares with $381.3 million or 3.79% annualized of average loans excluding FDIC-supported assets for the third quarter of 2009 and $179.7 million or 1.72% annualized of average loans for the fourth quarter of 2008. The 2009 fourth quarter net charge-offs included a $39.3 million recovery on a commercial credit charged-off during the second quarter of 2009. Net charge-offs on construction development loans subsided during the quarter.

The provision for loan losses was $390.7 million for the fourth quarter of 2009 compared to $565.9 million for the third quarter of 2009 and $285.2 million for the fourth quarter of 2008. When combined with the provision for unfunded lending commitments, the total provision for credit losses was $117.8 million in excess of net loan and lease charge-offs.

The allowance for loan losses as a percentage of net loans and leases excluding FDIC-supported assets was 3.95% at December 31, 2009 compared to 3.61% at September 30, 2009 and 1.65% at December 31, 2008. The combined allowance for loan losses and reserve for unfunded lending commitments was $1,647.8 million, or 4.25% of net loans and leases excluding FDIC-supported assets at December 31, 2009, compared to 3.86% at September 30, 2009 and 1.77% at December 31, 2008.

Nonperforming lending related assets were $2,330.0 million at December 31, 2009 ($2,740.1 million including FDIC-supported assets) compared to $2,171.0 million at September 30, 2009 and $1,138.4 million at December 31, 2008. The ratio of nonperforming lending related assets excluding FDIC-supported assets to net loans, leases and other real estate owned was 5.93% at December 31, 2009 compared to 5.40% at September 30, 2009 and 2.71% at December 31, 2008.

Capital and Financing Actions
During the fourth quarter of 2009, the Company sold 11,237,500 shares of common stock for $155.5 million (average price of $13.84) under a common equity distribution program. These shares were sold in connection with the announced sale of $250 million of common stock that commenced on September 17, 2009. Net of commissions and fees, this sale added $152.9 million to tangible common equity during the quarter, or 0.31% to the tangible common equity ratio. The amount of common stock at December 31, 2009 that remained available for issuance under the program was approximately $27.3 million.

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ZIONS BANCORPORATION
Press Release – Page 4
January 25, 2010

During the fourth quarter of 2009, $35.7 million of subordinated debt was converted into shares of the Company’s Series C preferred stock under the previously announced debt modification program. The tangible common equity ratio decreased by 0.04% primarily from the acceleration of discount amortization on the converted debt, which increased interest expense by approximately $20.0 million during the fourth quarter of 2009.

On December 22, 2009, the Company completed the exchange of approximately $71.5 million liquidation amount of its Series A preferred stock into 2,816,834 shares of common stock. Tangible common equity was increased by the same amount. The exchange represented 51% of the liquidation amount of the Series A preferred stock outstanding at the time of the exchange.

On December 30, 2009, the Company executed an agreement to modify $40 million of certain subordinated debt held by one institutional investor in a manner similar to the previous subordinated debt modification, resulting in a $15.2 million pretax gain.

For the year 2009, the Company raised Tier 1 capital of approximately $997 million from the net issuance of $464 million of common stock and from the net effects of the debt modification and the preferred stock redemptions, which totaled $533 million.

The tangible common equity ratio was 6.12% at December 31, 2009 compared to 5.76% (revised from 5.43%) at September 30, 2009 and 5.89% at December 31, 2008. The change from the third quarter was primarily due to the impact of the equity transactions and secondarily to reductions in the balance sheet. The estimated Tier 1 common to risk-weighted assets ratio was 6.50% at December 31, 2009 compared to 6.59% at September 30, 2009.

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ZIONS BANCORPORATION
Press Release – Page 5
January 25, 2010

Loans
Net loans and leases of $40.2 billion at December 31, 2009 decreased approximately $1.1 billion or 10.3% annualized from $41.3 billion at September 30, 2009, and decreased $1.5 billion or 3.5% from $41.7 billion at December 31, 2008. Excluding FDIC-supported assets, net loans and leases decreased approximately $0.9 billion or 9.1% annualized to $38.7 billion from $39.6 billion at September 30, 2009 and decreased $2.9 billion, or 7.0% from the balance one year ago. The net decrease from September 30, 2009 was primarily in the construction and land development portfolio.

Deposits
Average noninterest-bearing demand deposits for the fourth quarter of 2009 increased $0.7 billion or 25.3% annualized to $12.1 billion compared to $11.4 billion for the third quarter of 2009. Average total deposits for the fourth quarter of 2009 decreased $0.4 billion or 3.8% annualized to $42.9 billion compared to $43.3 billion for the third quarter of 2009, and increased $3.4 billion or 8.5% compared to $39.6 billion for the fourth quarter of 2008.

Net Interest Income
The net interest margin was 3.81% for the fourth quarter of 2009 compared to 3.91% for the third quarter of 2009 and 4.20% for the fourth quarter of 2008. The net interest margin for the fourth quarter of 2009 was unfavorably impacted primarily by 0.11% for the discount amortization on the modified subordinated debt, and an additional 0.17% for the accelerated discount amortization due to the previously discussed conversion of $35.7 million of modified subordinated debt. The net interest margin was favorably impacted during the fourth quarter by the previously mentioned growth of noninterest-bearing demand deposits, reduced rates on interest-bearing deposits, and strong pricing on new loans.

Investment Securities
During the fourth quarter of 2009, the Company recognized credit-related net impairment losses on CDOs of $99.3 million, or $0.44 per diluted share, compared to $56.5 million during the third quarter of 2009. Approximately $94.7 million of the impairment losses during the fourth quarter had been previously recognized in OCI.

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ZIONS BANCORPORATION
Press Release – Page 6
January 25, 2010

CDOs for which the underlying collateral is predominantly bank trust preferred securities comprise $2.2 billion of the $2.7 billion par amount of the bank and insurance CDO portfolio. Below is a table showing the Company’s current predominantly bank CDO distribution by original rating (e.g. 52% of the current $2.2 billion was originally rated AAA). Most (86%) of the $99.3 million of securities impairment charges taken during the fourth quarter came from the original single A and BBB rated, predominantly bank CDOs.

(In millions)

	December 31, 2009						% of carrying		Change
Original	Par		Amortized cost		Carrying value		value to par		12/31/09
ratings	Amount	%	Amount	%	Amount	%	12/31/09	9/30/09	vs 9/30/09

AAA	$1,138	52%	$944	53%	$832	71%	73%	69%	4%
A	949	44%	807	45%	324	28%	34%	37%	-3%
BBB	91	4%	40	2%	15	1%	16%	25%	-9%
	$2,178	100%	$1,791	100%	$1,171	100%	54%	53%	1%

Noninterest Income
Noninterest income for the fourth quarter of 2009 was $65.9 million compared to $270.7 million for the third quarter of 2009 and a loss of $82.3 million for the fourth quarter of 2008. The decline for the fourth quarter of 2009 compared to the third quarter was primarily due to higher security impairment losses and lower fair value and nonhedge derivative income in the fourth quarter, and to acquisition related gains of $146.2 million in the third quarter. These declines were offset in part by the $15.2 million gain from the $40 million debt modification previously discussed.

The sequential quarter decline in fair value and nonhedge derivative income during the fourth quarter was mainly due to a lower amount of hedge ineffectiveness recognized primarily on cash flow hedges of floating rate loans.

Noninterest Expense
Noninterest expense for the fourth quarter of 2009 was $441.1 million compared to $434.7 million for the third quarter of 2009 and $398.2 million for the fourth quarter of 2008. Primary changes in the fourth quarter of 2009 compared to the third quarter included a decrease in the provision for unfunded lending commitments to $19.2 million from $36.5 million, offset primarily by increases in other real estate expense, FDIC premiums, and other noninterest expense.

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ZIONS BANCORPORATION
Press Release – Page 7
January 25, 2010

Conference Call
Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 25, 2010). Media representatives, analysts and the public are invited to listen to this discussion by calling 1-888-500-6974 (international: 719-325-2327) and entering the passcode 4744324, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation Web site at www.zionsbancorporation.com. A replay of the call will be available from 8:30 p.m. ET on Monday, January 25, 2010, until midnight ET on Monday, February 1, 2010, by dialing 1-888-203-1112 (international: 719-457-0820) and entering the passcode 4744324. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in ten Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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ZIONS BANCORPORATION
Press Release – Page 8
January 25, 2010

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies, procedures or determinations as may be required by the Financial Accounting Standards Board or other regulatory agencies, including determinations relating to the Company’s accounting treatment of its subordinated debt modification.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Zions Bancorporation’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 9
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Year Ended
(In thousands, except per share and ratio data)	December 31,			December 31,
	2009	2008	% Change	2009	2008	% Change
EARNINGS
Taxable-equivalent net interest income	$462,608	$514,422	(10.07)%	$1,920,845	$1,995,368	(3.73)%
Taxable-equivalent revenue	528,495	432,132	22.30%	2,724,946	2,186,060	24.65%
Net interest income	456,889	508,442	(10.14)%	1,897,532	1,971,646	(3.76)%
Noninterest income	65,887	(82,290)	180.07%	804,101	190,692	321.68%
Provision for loan losses	390,719	285,189	37.00%	2,016,927	648,269	211.13%
Noninterest expense	441,129	398,167	10.79%	1,671,510	1,474,963	13.33%
Impairment loss on goodwill	2,224	353,804	(99.37)%	636,216	353,804	79.82%
Income (loss) before income taxes	(311,296)	(611,008)	49.05%	(1,623,020)	(314,698)	(415.74)%
Income taxes (benefit)	(125,809)	(126,512)	0.56%	(401,343)	(43,365)	(825.50)%
Net income (loss)	(185,487)	(484,496)	61.72%	(1,221,677)	(271,333)	(350.25)%
Net income (loss) applicable to noncontrolling interests	(1,423)	(1,520)	6.38%	(5,566)	(5,064)	(9.91)%
Net income (loss) applicable to controlling interest	(184,064)	(482,976)	61.89%	(1,216,111)	(266,269)	(356.72)%
Net earnings (loss) applicable to common shareholders	(176,482)	(498,084)	64.57%	(1,234,447)	(290,693)	(324.66)%

PER COMMON SHARE
Net earnings (loss) (diluted)	(1.26)	(4.37)	71.17%	(9.92)	(2.68)	(270.15)%
Dividends	0.01	0.32	(96.88)%	0.10	1.61	(93.79)%
Book value per common share				27.85	42.65	(34.70)%
Tangible common equity per common share				20.35	27.24	(25.29)%

SELECTED RATIOS
Return on average assets	(1.37)%	(3.52)%		(2.25)%	(0.50)%
Return on average common equity	(16.80)%	(38.77)%		(28.35)%	(5.69)%
Efficiency ratio	83.47%	92.14%		61.34%	67.47%
Net interest margin	3.81%	4.20%		3.94%	4.18%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 10
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended			Year Ended
(In thousands, except share and ratio data)	December 31,			December 31,
	2009	2008	% Change	2009	2008	% Change
AVERAGE BALANCES
Total assets	$53,259,715	$54,546,364	(2.36)%	$54,048,324	$53,761,908	0.53%
Total interest-earning assets	48,161,377	48,708,673	(1.12)%	48,770,074	47,690,955	2.26%
Securities	4,451,396	4,516,559	(1.44)%	4,651,059	4,825,234	(3.61)%
Net loans and leases	40,740,630	41,769,536	(2.46)%	41,513,066	40,794,781	1.76%
Goodwill	1,017,361	1,720,536	(40.87)%	1,174,407	1,936,865	(39.37)%
Core deposit and other intangibles	120,512	130,703	(7.80)%	124,901	136,698	(8.63)%
Total deposits	42,936,759	39,580,867	8.48%	42,847,011	37,572,680	14.04%
Shareholders’ equity:
Preferred equity	1,543,363	961,072	60.59%	1,558,046	431,936	260.71%
Common equity	4,166,944	5,110,430	(18.46)%	4,354,634	5,107,675	(14.74)%
Noncontrolling interests	19,178	28,751	(33.30)%	23,718	29,156	(18.65)%

Weighted average common and common-
equivalent shares outstanding	139,858,788	114,065,100	22.61%	124,442,992	108,908,028	14.26%

AT PERIOD END
Total assets				$51,123,007	$55,092,791	(7.21)%
Total interest-earning assets				45,677,809	49,071,281	(6.92)%
Securities				4,548,757	4,509,308	0.87%
Net loans and leases				40,188,980	41,658,738	(3.53)%
Allowance for loan losses				1,531,332	686,999	122.90%
Reserve for unfunded lending commitments				116,445	50,934	128.62%
Goodwill				1,015,161	1,651,377	(38.53)%
Core deposit and other intangibles				113,416	125,935	(9.94)%
Total deposits				41,840,589	41,316,496	1.27%
Shareholders’ equity:
Preferred equity				1,502,784	1,581,834	(5.00)%
Common equity				4,189,874	4,919,862	(14.84)%
Noncontrolling interests				17,599	27,320	(35.58)%

Common shares outstanding				150,425,070	115,344,813	30.41%

Average equity to average assets	10.76%	11.18%		10.98%	10.36%
Tangible common equity ratio				6.12%	5.89%
Tangible equity ratio				9.16%	8.91%

Nonperforming assets, excluding FDIC-supported assets				$2,330,045	$1,138,375	104.68%
Ratio of nonperforming assets, excluding FDIC-supported
assets, to net loans and leases and other real estate owned				5.93%	2.71%
Accruing loans past due 90 days or more, excluding
FDIC-supported assets				$107,040	$129,567	(17.39)%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 11
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except per share and ratio data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009 1	2009 1	2009	2008
EARNINGS
Taxable-equivalent net interest income	$462,608	$478,135	$499,432	$480,670	$514,422
Taxable-equivalent revenue	528,495	748,875	1,112,168	335,408	432,132
Net interest income	456,889	472,180	493,688	474,775	508,442
Noninterest income	65,887	270,740	612,736	(145,262)	(82,290)
Provision for loan losses	390,719	565,930	762,654	297,624	285,189
Noninterest expense	441,129	434,707	419,469	376,205	398,167
Impairment loss on goodwill	2,224	-	-	633,992	353,804
Income (loss) before income taxes	(311,296)	(257,717)	(75,699)	(978,308)	(611,008)
Income taxes (benefit)	(125,809)	(100,046)	(23,761)	(151,727)	(126,512)
Net income (loss)	(185,487)	(157,671)	(51,938)	(826,581)	(484,496)
Net income (loss) applicable to noncontrolling interests	(1,423)	(2,394)	(1,209)	(540)	(1,520)
Net income (loss) applicable to controlling interest	(184,064)	(155,277)	(50,729)	(826,041)	(482,976)
Net earnings (loss) applicable to common shareholders	(176,482)	(181,880)	(23,758)	(852,327)	(498,084)

PER COMMON SHARE
Net earnings (loss) (diluted)	(1.26)	(1.43)	(0.21)	(7.47)	(4.37)
Dividends	0.01	0.01	0.04	0.04	0.32
Book value per common share	27.85	30.38	33.89	34.39	42.65
Tangible common equity per common share	20.35	22.01	24.78	24.34	27.24

SELECTED RATIOS
Return on average assets	(1.37)%	(1.15)%	(0.38)%	(6.05)%	(3.52)%
Return on average common equity	(16.80)%	(16.74)%	(2.37)%	(70.07)%	(38.77)%
Efficiency ratio	83.47%	58.05%	37.72%	112.16%	92.14%
Net interest margin	3.81%	3.91%	4.10%	3.94%	4.20%

1 Certain amounts were revised as previously discussed.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 12
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

	Three Months Ended
(In thousands, except share and ratio data)	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009 1	2009 1	2009	2008
AVERAGE BALANCES
Total assets	$53,259,715	$53,494,525	$54,068,979	$55,399,675	$54,546,364
Total interest-earning assets	48,161,377	48,556,637	48,905,370	49,473,679	48,708,673
Securities	4,451,396	4,758,872	4,907,115	4,486,050	4,516,559
Net loans and leases	40,740,630	41,741,646	41,797,670	41,781,241	41,769,536
Goodwill	1,017,361	1,017,387	1,017,382	1,654,222	1,720,536
Core deposit and other intangibles	120,512	126,614	125,768	126,759	130,703
Total deposits	42,936,759	43,349,431	42,958,798	42,128,652	39,580,867
Shareholders’ equity:
Preferred equity	1,543,363	1,518,289	1,587,752	1,583,659	961,072
Common equity	4,166,944	4,309,497	4,018,032	4,932,977	5,110,430
Noncontrolling interests	19,178	22,810	25,268	27,720	28,751

Weighted average common and common-
equivalent shares outstanding	139,858,788	127,581,404	115,908,127	114,106,164	114,065,100

AT PERIOD END
Total assets	$51,123,007	$53,298,150	$52,767,954	$54,545,012	$55,092,791
Total interest-earning assets	45,677,809	48,293,329	47,933,124	49,091,438	49,071,281
Securities	4,548,757	4,500,906	4,920,445	4,800,957	4,509,308
Net loans and leases	40,188,980	41,255,104	41,307,998	41,756,753	41,658,738
Allowance for loan losses	1,531,332	1,432,715	1,248,055	832,878	686,999
Reserve for unfunded lending commitments	116,445	97,225	60,688	52,761	50,934
Goodwill	1,015,161	1,017,385	1,017,385	1,034,465	1,651,377
Core deposit and other intangibles	113,416	123,551	121,675	124,585	125,935
Total deposits	41,840,589	43,007,981	42,644,172	43,307,233	41,316,496
Shareholders’ equity:
Preferred equity	1,502,784	1,529,462	1,491,730	1,587,027	1,581,834
Common equity	4,189,874	4,143,246	4,238,944	3,965,979	4,919,862
Noncontrolling interests	17,599	21,533	24,021	26,828	27,320

Common shares outstanding	150,425,070	136,398,089	125,095,328	115,335,668	115,344,813

Average equity to average assets	10.76%	10.94%	10.41%	11.81%	11.18%
Tangible common equity ratio	6.12%	5.76%	6.00%	5.26%	5.89%
Tangible equity ratio	9.16%	8.73%	8.94%	8.28%	8.91%

Nonperforming assets, excluding FDIC-supported assets	$2,330,045	$2,171,014	$1,922,557	$1,647,913	$1,138,375
Ratio of nonperforming assets, excluding FDIC-supported
assets, to net loans and leases and other real estate owned	5.93%	5.40%	4.68%	3.96%	2.71%
Accruing loans past due 90 days or more, excluding
FDIC-supported assets	$107,040	$186,519	$178,300	$88,035	$129,567

1 Certain amounts were revised as previously discussed.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 13
CONSOLIDATED BALANCE SHEETS
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except share amounts)	2009	2009 1	2009 1	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,370,189	$992,940	$1,229,205	$1,321,972	$1,475,976
Money market investments:
Interest-bearing deposits and commercial paper	652,964	2,234,337	1,005,060	1,952,555	2,332,759
Federal funds sold	20,985	44,056	390,619	13,277	83,451
Security resell agreements	57,556	52,539	57,476	305,111	286,707
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value
$833,455, $835,814, $891,186, $1,361,460, and $1,443,555)	869,595	877,105	937,942	1,648,971	1,790,989
Available-for-sale, at fair value	3,655,619	3,547,092	3,903,895	3,086,788	2,676,255
Trading account, at fair value (includes $0, $0, $0, $0, and $538
transferred as collateral under repurchase agreements)	23,543	76,709	78,608	65,198	42,064
	4,548,757	4,500,906	4,920,445	4,800,957	4,509,308

Loans held for sale	208,567	206,387	251,526	262,785	200,318

Loans:
Loans and leases excluding FDIC-supported assets	38,882,083	39,782,240	40,654,802	41,220,610	41,791,237
FDIC-supported assets	1,444,594	1,607,493	783,238	660,892	-
	40,326,677	41,389,733	41,438,040	41,881,502	41,791,237
Less:
Unearned income and fees, net of related costs	137,697	134,629	130,042	124,749	132,499
Allowance for loan losses	1,531,332	1,432,715	1,248,055	832,878	686,999
Loans and leases, net of allowance	38,657,648	39,822,389	40,059,943	40,923,875	40,971,739

Other noninterest-bearing investments	1,099,961	1,061,464	1,046,131	1,051,956	1,044,092
Premises and equipment, net	710,534	698,225	703,613	701,742	687,096
Goodwill	1,015,161	1,017,385	1,017,385	1,034,465	1,651,377
Core deposit and other intangibles	113,416	123,551	121,675	124,585	125,935
Other real estate owned	389,782	413,901	304,778	243,609	191,792
Other assets	2,277,487	2,130,070	1,660,098	1,808,123	1,532,241
	$51,123,007	$53,298,150	$52,767,954	$54,545,012	$55,092,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$12,324,247	$11,453,247	$11,142,017	$10,517,910	$9,683,385
Interest-bearing:
Savings and NOW	5,843,573	5,392,096	4,949,711	4,710,899	4,452,919
Money market	16,378,874	17,413,735	17,276,743	18,103,564	16,826,846
Time under $100,000	2,497,395	2,784,593	2,845,893	3,112,864	2,974,566
Time $100,000 and over	3,117,472	3,949,684	4,455,225	4,647,015	4,756,218
Foreign	1,679,028	2,014,626	1,974,583	2,214,981	2,622,562
	41,840,589	43,007,981	42,644,172	43,307,233	41,316,496

Securities sold, not yet purchased	43,404	39,360	51,109	39,892	35,657
Federal funds purchased	208,669	1,008,181	1,169,809	1,213,970	965,835
Security repurchase agreements	577,346	509,014	565,975	551,686	899,751
Other liabilities	588,527	651,139	597,543	578,768	669,111
Commercial paper	1,084	2,449	1,019	984	15,451
Federal Home Loan Bank advances and other borrowings:
One year or less	120,189	42,962	47,152	429,655	2,039,853
Over one year	15,722	18,803	18,882	127,680	128,253
Long-term debt	2,017,220	2,324,020	1,917,598	2,715,310	2,493,368
Total liabilities	45,412,750	47,603,909	47,013,259	48,965,178	48,563,775

Shareholders’ equity:
Preferred stock, without par value, authorized 3,000,000 shares	1,502,784	1,529,462	1,491,730	1,587,027	1,581,834
Common stock, without par value; authorized 350,000,000
shares; issued and outstanding 150,425,070, 136,398,089,
125,095,328, 115,335,668, and 115,344,813 shares	3,318,417	3,125,344	2,935,724	2,607,541	2,599,916
Retained earnings	1,324,516	1,502,232	1,685,522	1,713,897	2,433,363
Accumulated other comprehensive income (loss)	(436,899)	(469,112)	(368,164)	(340,727)	(98,958)
Deferred compensation	(16,160)	(15,218)	(14,138)	(14,732)	(14,459)
Controlling interest shareholders’ equity	5,692,658	5,672,708	5,730,674	5,553,006	6,501,696
Noncontrolling interests	17,599	21,533	24,021	26,828	27,320
Total shareholders’ equity	5,710,257	5,694,241	5,754,695	5,579,834	6,529,016
	$51,123,007	$53,298,150	$52,767,954	$54,545,012	$55,092,791

1 Certain amounts were revised as previously discussed.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 14
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended
(In thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009 1	2009 1	2009	2008
Interest income:
Interest and fees on loans	$569,613	$586,246	$583,590	$579,852	$650,885
Interest on loans held for sale	2,735	2,434	3,082	2,756	2,442
Lease financing	5,289	5,125	4,735	4,593	4,999
Interest on money market investments	1,800	1,195	1,543	3,376	7,172
Interest on securities:
Held-to-maturity – taxable	(2,075)	4,864	9,367	18,908	22,317
Held-to-maturity – nontaxable	5,396	5,806	5,796	6,265	6,396
Available-for-sale – taxable	21,063	23,460	26,982	21,703	28,680
Available-for-sale – nontaxable	1,813	1,830	1,778	1,678	1,711
Trading account	492	842	823	571	598
Total interest income	606,126	631,802	637,696	639,702	725,200

Interest expense:
Interest on savings and money market deposits	43,921	54,554	64,949	74,553	95,717
Interest on time and foreign deposits	28,671	42,780	52,577	62,679	77,806
Interest on short-term borrowings	2,714	2,325	3,661	6,020	20,368
Interest on long-term borrowings	73,931	59,963	22,821	21,675	22,867
Total interest expense	149,237	159,622	144,008	164,927	216,758

Net interest income	456,889	472,180	493,688	474,775	508,442
Provision for loan losses	390,719	565,930	762,654	297,624	285,189
Net interest income after provision for loan losses	66,170	(93,750)	(268,966)	177,151	223,253

Noninterest income:
Service charges and fees on deposit accounts	53,475	54,466	51,833	52,788	52,641
Other service charges, commissions and fees	38,794	39,227	40,291	38,227	40,532
Trust and wealth management income	5,825	8,209	8,750	7,165	8,910
Capital markets and foreign exchange	8,692	12,106	16,311	13,204	15,048
Dividends and other investment income	12,942	2,597	2,684	8,408	16,001
Loan sales and servicing income	7,011	2,359	7,040	5,851	4,420
Income (loss) from securities conduit	32	-	(149)	1,235	1,542
Fair value and nonhedge derivative income (loss)	31,367	58,092	20,316	4,004	(5,819)
Equity securities gains (losses), net	(2,164)	(1,805)	(619)	2,763	(14,125)
Fixed income securities gains (losses), net	(7,385)	1,900	1,444	195	(1,139)
Impairment losses on investment securities:
Impairment losses on investment securities	(134,357)	(198,378)	(71,515)	(165,616)	(196,472)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	35,051	141,863	29,546	82,943	-
Net impairment losses on investment securities	(99,306)	(56,515)	(41,969)	(82,673)	(196,472)
Valuation losses on securities purchased	-	-	(11,701)	(200,391)	(7,868)
Gains on swap termination and debt modification	15,220	-	493,725	-	-
Acquisition related gains	56	146,153	22,977	-	-
Other	1,328	3,951	1,803	3,962	4,039
Total noninterest income	65,887	270,740	612,736	(145,262)	(82,290)

Noninterest expense:
Salaries and employee benefits	206,823	205,433	202,420	204,161	190,861
Occupancy, net	28,667	28,556	26,651	28,327	29,460
Furniture and equipment	24,689	25,320	24,870	24,999	26,507
Other real estate expense	38,290	30,419	23,748	18,343	40,124
Legal and professional services	10,081	9,076	9,497	8,543	14,774
Postage and supplies	7,879	7,680	8,036	8,410	9,873
Advertising	5,738	4,418	5,678	7,148	10,078
FDIC premiums	24,197	19,820	42,329	14,171	5,745
Amortization of core deposit and other intangibles	10,135	7,575	7,078	6,886	8,055
Provision for unfunded lending commitments	19,220	36,537	7,927	1,827	(577)
Other	65,410	59,873	61,235	53,390	63,267
Total noninterest expense	441,129	434,707	419,469	376,205	398,167

Impairment loss on goodwill	2,224	-	-	633,992	353,804

Income (loss) before income taxes	(311,296)	(257,717)	(75,699)	(978,308)	(611,008)
Income taxes (benefit)	(125,809)	(100,046)	(23,761)	(151,727)	(126,512)
Net income (loss)	(185,487)	(157,671)	(51,938)	(826,581)	(484,496)
Net income (loss) applicable to noncontrolling interests	(1,423)	(2,394)	(1,209)	(540)	(1,520)
Net income (loss) applicable to controlling interest	(184,064)	(155,277)	(50,729)	(826,041)	(482,976)
Preferred stock dividends	(24,633)	(26,603)	(25,447)	(26,286)	(15,108)
Preferred stock redemption	32,215	-	52,418	-	-
Net earnings (loss) applicable to common shareholders	$(176,482)	$(181,880)	$(23,758)	$(852,327)	$(498,084)

Weighted average common shares outstanding during the period:
Basic shares	139,859	127,581	115,908	114,106	114,065
Diluted shares	139,859	127,581	115,908	114,106	114,065

Net earnings (loss) per common share:
Basic	$(1.26)	$(1.43)	$(0.21)	$(7.47)	$(4.37)
Diluted	(1.26)	(1.43)	(0.21)	(7.47)	(4.37)

1 Certain amounts were revised as previously discussed.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 15
CONSOLIDATED STATEMENTS OF INCOME (Continued)
(Unaudited)
	Year Ended
(In thousands, except per share amounts)	December 31,
	2009	2008
Interest income:
Interest and fees on loans	$2,319,301	$2,646,112
Interest on loans held for sale	11,007	10,074
Lease financing	19,742	22,099
Interest on money market investments	7,914	47,780
Interest on securities:
Held-to-maturity – taxable	31,064	62,282
Held-to-maturity – nontaxable	23,263	25,368
Available-for-sale – taxable	93,208	151,139
Available-for-sale – nontaxable	7,099	7,170
Trading account	2,728	1,875
Total interest income	2,515,326	2,973,899

Interest expense:
Interest on savings and money market deposits	237,977	370,568
Interest on time and foreign deposits	186,707	342,325
Interest on short-term borrowings	14,720	178,875
Interest on long-term borrowings	178,390	110,485
Total interest expense	617,794	1,002,253

Net interest income	1,897,532	1,971,646
Provision for loan losses	2,016,927	648,269
Net interest income after provision for loan losses	(119,395)	1,323,377

Noninterest income:
Service charges and fees on deposit accounts	212,562	206,988
Other service charges, commissions and fees	156,539	167,669
Trust and wealth management income	29,949	37,752
Capital markets and foreign exchange	50,313	49,898
Dividends and other investment income	26,631	46,362
Loan sales and servicing income	22,261	24,379
Income from securities conduit	1,118	5,502
Fair value and nonhedge derivative income (loss)	113,779	(47,976)
Equity securities gains (losses), net	(1,825)	793
Fixed income securities gains (losses), net	(3,846)	849
Impairment losses on investment securities:
Impairment losses on investment securities	(569,866)	(304,040)
Noncredit-related losses on securities not expected to
be sold (recognized in other comprehensive income)	289,403	-
Net impairment losses on investment securities	(280,463)	(304,040)
Valuation losses on securities purchased	(212,092)	(13,072)
Gains on swap termination and debt modification	508,945	-
Acquisition related gains	169,186	-
Other	11,044	15,588
Total noninterest income	804,101	190,692

Noninterest expense:
Salaries and employee benefits	818,837	810,501
Occupancy, net	112,201	114,175
Furniture and equipment	99,878	100,136
Other real estate expense	110,800	50,378
Legal and professional services	37,197	45,517
Postage and supplies	32,005	37,455
Advertising	22,982	30,731
FDIC premiums	100,517	19,858
Amortization of core deposit and other intangibles	31,674	33,162
Provision for unfunded lending commitments	65,511	1,467
Other	239,908	231,583
Total noninterest expense	1,671,510	1,474,963

Impairment loss on goodwill	636,216	353,804

Income (loss) before income taxes	(1,623,020)	(314,698)
Income taxes (benefit)	(401,343)	(43,365)
Net income (loss)	(1,221,677)	(271,333)
Net income (loss) applicable to noncontrolling interests	(5,566)	(5,064)
Net income (loss) applicable to controlling interest	(1,216,111)	(266,269)
Preferred stock dividends	(102,969)	(24,424)
Preferred stock redemption	84,633	-
Net earnings (loss) applicable to common shareholders	$(1,234,447)	$(290,693)

Weighted average common shares outstanding during the period:
Basic shares	124,443	108,908
Diluted shares	124,443	108,908

Net earnings (loss) per common share:
Basic	$(9.92)	$(2.68)
Diluted	(9.92)	(2.68)

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 16
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(Unaudited)				Accumulated
				other			Total
	Preferred	Common	Retained	comprehensive	Deferred	Noncontrolling	shareholders’
(In thousands, except per share amounts)	stock 1	stock 1	earnings 1	income (loss)	compensation	interests	equity 1

Balance, December 31, 2008	$1,581,834	$2,599,916	$2,433,363	$(98,958)	$(14,459)	$27,320	$6,529,016
Cumulative effect of change in accounting principle,
adoption of new OTTI guidance in FASB ASC 320			137,462	(137,462)			-
Comprehensive loss:
Net loss for the period			(826,041)			(540)	(826,581)
Other comprehensive income (loss), net of tax:
Net realized and unrealized holding losses
on investments and retained interests				(83,553)
Reclassification for net realized losses
on investments recorded in operations				38,862
Noncredit-related impairment losses on
securities not expected to be sold				(49,928)
Accretion of securities with noncredit-related
impairment losses not expected to be sold				896
Net unrealized losses on derivative instruments				(10,584)
Other comprehensive loss				(104,307)			(104,307)
Total comprehensive loss							(930,888)
Dividends on preferred stock	5,193		(26,286)				(21,093)
Net stock issued under employee
plans and related tax benefits		7,625					7,625
Dividends on common stock, $.04 per share			(4,601)				(4,601)
Change in deferred compensation					(273)		(273)
Other changes in noncontrolling interests						48	48
Balance, March 31, 2009	1,587,027	2,607,541	1,713,897	(340,727)	(14,732)	26,828	5,579,834

Comprehensive loss:
Net loss for the period			(50,729)			(1,209)	(51,938)
Other comprehensive income (loss), net of tax:
Net realized and unrealized holding gains
on investments and retained interests				5,041
Reclassification for net realized losses
on investments recorded in operations				24,434
Noncredit-related impairment losses on
securities not expected to be sold				(17,855)
Accretion of securities with noncredit-related
impairment losses not expected to be sold				35
Net unrealized losses on derivative instruments				(39,092)
Other comprehensive loss				(27,437)			(27,437)
Total comprehensive loss							(79,375)
Preferred stock redemption	(100,511)	1,763	52,418				(46,330)
Dividends on preferred stock	5,214		(25,447)				(20,233)
Issuance of common stock		123,741					123,741
Subordinated debt modification		201,154					201,154
Net stock issued under employee
plans and related tax benefits		1,525					1,525
Dividends on common stock, $.04 per share			(4,617)				(4,617)
Change in deferred compensation					594		594
Other changes in noncontrolling interests						(1,598)	(1,598)
Balance, June 30, 2009	1,491,730	2,935,724	1,685,522	(368,164)	(14,138)	24,021	5,754,695

1 Certain amounts for the second and third quarters were revised as previously discussed.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 17 (Continued)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
AND COMPREHENSIVE INCOME
(Unaudited)				Accumulated
				other			Total
	Preferred	Common	Retained	comprehensive	Deferred	Noncontrolling	shareholders’
(In thousands, except per share amounts)	stock 1	stock 1	earnings 1	income (loss)	compensation	interests	equity 1

Comprehensive loss:
Net loss for the period			$(155,277)			$(2,394)	$(157,671)
Other comprehensive income (loss), net of tax:
Net realized and unrealized holding losses
on investments and retained interests				$(3,491)
Reclassification for net realized losses
on investments recorded in operations				33,249
Noncredit-related impairment losses on
securities not expected to be sold				(84,748)
Accretion of securities with noncredit-related
impairment losses not expected to be sold				32
Net unrealized losses on derivative instruments				(45,990)
Other comprehensive loss				(100,948)			(100,948)
Total comprehensive loss							(258,619)
Subordinated debt converted to preferred stock	$32,497	$(4,740)					27,757
Preferred stock redemption			(152)				(152)
Dividends on preferred stock	5,235		(26,603)				(21,368)
Issuance of common stock		187,518					187,518
Net stock issued under employee
plans and related tax benefits		6,842					6,842
Dividends on common stock, $.01 per share			(1,258)				(1,258)
Change in deferred compensation					$(1,080)		(1,080)
Other changes in noncontrolling interests						(94)	(94)
Balance, September 30, 2009	1,529,462	3,125,344	1,502,232	(469,112)	(15,218)	21,533	5,694,241

Comprehensive loss:
Net loss for the period			(184,064)			(1,423)	(185,487)
Other comprehensive income (loss), net of tax:
Net realized and unrealized holding gains
on investments and retained interests				16,966
Reclassification for net realized losses
on investments recorded in operations				65,661
Noncredit-related impairment losses on
securities not expected to be sold				(21,713)
Accretion of securities with noncredit-related
impairment losses not expected to be sold				33
Net unrealized losses on derivative instruments				(32,931)
Pension and postretirement				4,197
Other comprehensive income				32,213			32,213
Total comprehensive loss							(153,274)
Subordinated debt converted to preferred stock	41,941	(6,259)					35,682
Preferred stock converted to common stock	(71,537)	38,486	32,367				(684)
Dividends on preferred stock	2,918		(24,632)				(21,714)
Issuance of common stock		152,851					152,851
Subordinated debt modification		1,660					1,660
Net stock issued under employee
plans and related tax benefits		6,335					6,335
Dividends on common stock, $.01 per share			(1,387)				(1,387)
Change in deferred compensation					(942)		(942)
Other changes in noncontrolling interests						(2,511)	(2,511)
Balance, December 31, 2009	$1,502,784	$3,318,417	$1,324,516	$(436,899)	$(16,160)	$17,599	$5,710,257

1 Certain amounts for the second and third quarters were revised as previously discussed.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 18

Loan Balances By Portfolio Type
(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(In millions)	2009	2009	2009	2009	2008

Commercial lending:
Commercial and industrial	$9,922	$10,124	$10,588	$10,958	$11,447
Leasing	466	449	423	401	431
Owner occupied	8,751	8,745	8,782	8,769	8,743
Total commercial lending	19,139	19,318	19,793	20,128	20,621

Commercial real estate:
Construction and land development	5,603	6,087	6,848	7,265	7,516
Term	7,206	7,279	6,795	6,559	6,196
Total commercial real estate	12,809	13,366	13,643	13,824	13,712

Consumer:
Home equity credit line	2,135	2,114	2,086	2,058	2,005
1-4 family residential	3,642	3,698	3,781	3,817	3,877
Construction and other consumer real estate	459	537	599	666	774
Bankcard and other revolving plans	340	333	344	327	374
Other	293	343	342	358	385
Total consumer	6,869	7,025	7,152	7,226	7,415

Foreign loans	65	74	67	43	43

FDIC-supported assets 1	1,445	1,607	783	661	-
Total loans	$40,327	$41,390	$41,438	$41,882	$41,791

1 FDIC-supported assets represent assets acquired from the FDIC subject to loss sharing agreements.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 19

Nonperforming Lending Related Assets
(Unaudited)

(In thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008

Nonaccrual loans	$1,994,393	$1,811,827	$1,628,700	$1,421,279	$946,583
Other real estate owned	335,652	359,187	293,857	226,634	191,792
Nonperforming assets, excluding FDIC-supported assets	2,330,045	2,171,014	1,922,557	1,647,913	1,138,375

FDIC-supported nonaccrual loans	355,911	544,558	125,854	89,935	-
FDIC-supported other real estate owned	54,130	54,714	10,921	16,975	-
FDIC-supported nonperforming assets 1	410,041	599,272	136,775	106,910	-

Total nonperforming assets	$2,740,086	$2,770,286	$2,059,332	$1,754,823	$1,138,375

Ratio of nonperforming assets, excluding FDIC-supported assets,
to net loans and leases 2 and other real estate owned	5.93%	5.40%	4.68%	3.96%	2.71%

Ratio of nonperforming assets to net loans and leases 2
and other real estate owned	6.73%	6.62%	4.92%	4.15%	2.71%

Accruing loans past due 90 days or more, excluding
FDIC-supported assets	$107,040	$186,519	$178,300	$88,035	$129,567
FDIC-supported assets past due 90 days or more	56,260	35,553	18,231	24,365	-

Ratio of accruing loans past due 90 days or more, excluding
FDIC-supported assets, to net loans and leases	0.27%	0.47%	0.44%	0.21%	0.31%

Ratio of accruing loans past due 90 days or more to net
loans and leases	0.40%	0.54%	0.47%	0.27%	0.31%

Nonaccrual loans and accruing loans past due 90 days or
more, excluding FDIC-supported assets	$2,101,433	$1,998,346	$1,807,000	$1,509,314	$1,076,150
Ratio of nonaccrual loans and accruing loans past due
90 days or more to net loans and leases 2	5.39%	5.01%	4.43%	3.65%	2.57%

Accruing loans past due 30 - 89 days, excluding
FDIC-supported assets	$428,290	$571,399	$495,527	$740,754	$528,964
FDIC-supported assets past due 30 - 89 days	27,485	74,142	26,144	40,066	-

Restructured loans included in nonaccrual loans	298,820	106,922	100,590	5,363	16,279
Restructured loans on accrual	206,730	115,635	39,280	17,362	2,086

1 FDIC-supported assets represent assets acquired from the FDIC subject to loss sharing agreements.
2 Includes loans held for sale.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 20

Allowance and Reserve for Credit Losses
(Unaudited)

	Three Months Ended
(In thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Allowance for Loan Losses
Balance at beginning of period	$1,432,715	$1,248,055	$832,878	$686,999	$609,433
Allowance associated with purchased
securitized loans and loans sold	-	-	-	-	30
Add:
Provision for losses	390,719	565,930	762,654	297,624	285,189
Deduct:
Gross loan and lease charge-offs	(355,601)	(389,134)	(353,226)	(157,691)	(185,317)
Charge-offs recoverable from FDIC	2,303	-	-	-	-
Recoveries	61,196	7,864	5,749	5,946	5,601
Net loan and lease charge-offs	(292,102)	(381,270)	(347,477)	(151,745)	(179,716)
Reclassification to reserve for unfunded
lending commitments	-	-	-	-	(27,937)
Balance at end of period	$1,531,332	$1,432,715	$1,248,055	$832,878	$686,999

Ratio of allowance for loan losses to net loans
and leases, excluding FDIC-supported assets,
outstanding at period end	3.95%	3.61%	3.08%	2.03%	1.65%

Ratio of allowance for loan losses to nonperforming
loans, excluding FDIC-supported assets, at period end	76.78%	79.08%	76.63%	58.60%	72.58%

Annualized ratio net loan and lease charge-offs to average
loans, excluding FDIC-supported assets	2.98%	3.79%	3.39%	1.47%	1.72%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$97,225	$60,688	$52,761	$50,934	$23,574
Reclassification from allowance for loan losses	-	-	-	-	27,937
Provision charged (credited) against earnings	19,220	36,537	7,927	1,827	(577)
Balance at end of period	$116,445	$97,225	$60,688	$52,761	$50,934

Total Allowance and Reserve for Credit Losses
Allowance for loan losses	$1,531,332	$1,432,715	$1,248,055	$832,878	$686,999
Reserve for unfunded lending commitments	116,445	97,225	60,688	52,761	50,934
Total allowance and reserve for credit losses	$1,647,777	$1,529,940	$1,308,743	$885,639	$737,933

Ratio of total allowance and reserve for credit losses
to net loans and leases outstanding, excluding
FDIC-supported assets, at period end	4.25%	3.86%	3.23%	2.16%	1.77%

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 21

Nonaccrual Loans By Portfolio Type
(Excluding FDIC-Supported Assets)
(Unaudited)
December 31,		September 30,	June 30,	March 31,	December 31,
(In millions)	2009	2009	2009	2009	2008

Loans held for sale	$-	$-	$18	$18	$30

Commercial lending:
Commercial and industrial	331	231	200	204	148
Leasing	11	10	10	9	8
Owner occupied	474	357	282	247	158
Total commercial lending	816	598	492	460	314

Commercial real estate:
Construction and land development	784	839	826	716	458
Term	229	221	126	76	44
Total commercial real estate	1,013	1,060	952	792	502

Consumer:
Home equity credit line	11	8	6	4	4
1-4 family residential	113	101	113	91	49
Construction and other consumer real estate	37	42	45	52	44
Bankcard and other revolving plans	1	1	1	1	1
Other	3	2	2	3	3
Total consumer	165	154	167	151	101
Total nonaccrual loans	$1,994	$1,812	$1,629	$1,421	$947

Net Charge-Offs By Portfolio Type

(in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2009	2009	2009	2009	2008
Commercial lending:
Commercial and industrial	$35,431	$70,672	$116,777	$30,318	$30,792
Leasing	2,310	2,679	1,087	213	487
Owner occupied	27,044	19,082	9,218	6,950	4,867
Total commercial lending	64,785	92,433	127,082	37,481	36,146

Commercial real estate:
Construction and land development	139,108	218,527	155,738	79,864	122,284
Term	56,173	29,059	11,134	2,286	1,083
Total commercial real estate	195,281	247,586	166,872	82,150	123,367

Consumer:
Home equity credit line	3,783	5,742	3,285	2,687	950
1-4 family residential	13,717	17,671	23,693	9,248	4,833
Construction and other consumer real estate	10,000	9,831	17,321	13,395	8,968
Bankcard and other revolving plans	2,587	1,873	5,438	1,968	1,229
Other	4,252	6,134	3,786	4,816	4,223
Total consumer loans	34,339	41,251	53,523	32,114	20,203

Subtotal	294,405	381,270	347,477	151,745	179,716

Charge-offs recoverable from FDIC	(2,303)	-	-	-	-

Total net charge-offs	$292,102	$381,270	$347,477	$151,745	$179,716

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 22
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2009			September 30, 2009 3
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest 1	rate	balance	interest 1	rate
ASSETS
Money market investments	$2,761,132	$1,800	0.26%	$1,861,523	$1,195	0.25%
Securities:
Held-to-maturity	875,730	6,226	2.82%	914,648	13,797	5.98%
Available-for-sale	3,507,766	23,853	2.70%	3,749,566	26,275	2.78%
Trading account	67,900	492	2.87%	94,658	842	3.53%
Total securities	4,451,396	30,571	2.72%	4,758,872	40,914	3.41%

Loans held for sale	208,219	2,735	5.21%	194,596	2,434	4.96%

Loans:
Net loans and leases excluding FDIC-supported assets 2	39,222,262	552,847	5.59%	40,246,789	570,652	5.63%
FDIC-supported assets	1,518,368	23,892	6.24%	1,494,857	22,562	5.99%
Total loans and leases	40,740,630	576,739	5.62%	41,741,646	593,214	5.64%
Total interest-earning assets	48,161,377	611,845	5.04%	48,556,637	637,757	5.21%
Cash and due from banks	1,191,881			1,187,594
Allowance for loan losses	(1,497,873)			(1,317,078)
Goodwill	1,017,361			1,017,387
Core deposit and other intangibles	120,512			126,614
Other assets	4,266,457			3,923,371
Total assets	$53,259,715			$53,494,525

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,505,938	5,265	0.38%	$5,162,852	5,262	0.40%
Money market	17,247,187	38,656	0.89%	17,538,319	49,292	1.12%
Time under $100,000	2,637,651	11,857	1.78%	2,954,680	16,612	2.23%
Time $100,000 and over	3,575,690	13,821	1.53%	4,363,017	22,690	2.06%
Foreign	1,818,423	2,993	0.65%	1,901,789	3,478	0.73%
Total interest-bearing deposits	30,784,889	72,592	0.94%	31,920,657	97,334	1.21%
Borrowed funds:
Securities sold, not yet purchased	39,045	503	5.11%	45,866	590	5.10%
Federal funds purchased and security
repurchase agreements	1,611,774	1,071	0.26%	1,708,888	1,207	0.28%
Commercial paper	2,125	5	0.93%	1,224	3	0.97%
FHLB advances and other borrowings:
One year or less	89,891	1,135	5.01%	46,741	525	4.46%
Over one year	17,963	219	4.84%	18,854	228	4.80%
Long-term debt	2,230,949	73,712	13.11%	1,955,725	59,735	12.12%
Total borrowed funds	3,991,747	76,645	7.62%	3,777,298	62,288	6.54%
Total interest-bearing liabilities	34,776,636	149,237	1.70%	35,697,955	159,622	1.77%
Noninterest-bearing deposits	12,151,870			11,428,774
Other liabilities	601,724			517,200
Total liabilities	47,530,230			47,643,929
Shareholders’ equity:
Preferred equity	1,543,363			1,518,289
Common equity	4,166,944			4,309,497
Controlling interest shareholders’ equity	5,710,307			5,827,786
Noncontrolling interests	19,178			22,810
Total shareholders’ equity	5,729,485			5,850,596
Total liabilities and shareholders’ equity	$53,259,715			$53,494,525

Spread on average interest-bearing funds			3.34%			3.44%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$462,608	3.81%		$478,135	3.91%

1 Taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.
3 Certain amounts were revised as previously discussed.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 23
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)
	Year Ended			Year Ended
	December 31, 2009			December 31, 2008
(In thousands)	Average	Amount of	Average	Average	Amount of	Average
	balance	interest 1	rate	balance	interest 1	rate
ASSETS
Money market investments	$2,380,196	$7,914	0.33%	$1,888,497	$47,780	2.53%
Securities:
Held-to-maturity	1,263,618	66,853	5.29%	1,516,504	101,310	6.68%
Available-for-sale	3,312,799	104,130	3.14%	3,266,209	162,170	4.97%
Trading account	74,642	2,728	3.65%	42,521	1,875	4.41%
Total securities	4,651,059	173,711	3.73%	4,825,234	265,355	5.50%

Loans held for sale	225,753	11,007	4.88%	182,443	10,074	5.52%

Loans:
Net loans and leases excluding FDIC-supported assets 2	40,454,590	2,281,589	5.64%	40,794,781	2,674,412	6.56%
FDIC-supported assets	1,058,476	64,418	6.09%	-	-
Total loans and leases	41,513,066	2,346,007	5.65%	40,794,781	2,674,412	6.56%
Total interest-earning assets	48,770,074	2,538,639	5.21%	47,690,955	2,997,621	6.29%
Cash and due from banks	1,244,517			1,380,571
Allowance for loan losses	(1,104,151)			(546,095)
Goodwill	1,174,407			1,936,865
Core deposit and other intangibles	124,901			136,698
Other assets	3,838,576			3,162,914
Total assets	$54,048,324			$53,761,908

LIABILITIES
Interest-bearing deposits:
Savings and NOW	$5,035,262	21,618	0.43%	$4,446,182	35,538	0.80%
Money market	17,512,935	216,359	1.24%	13,738,814	335,030	2.44%
Time under $100,000	2,908,473	69,516	2.39%	2,694,891	96,194	3.57%
Time $100,000 and over	4,327,120	98,472	2.28%	4,382,386	161,918	3.69%
Foreign	2,010,476	18,719	0.93%	3,165,887	84,213	2.66%
Total interest-bearing deposits	31,794,266	424,684	1.34%	28,428,160	712,893	2.51%
Borrowed funds:
Securities sold, not yet purchased	41,573	2,169	5.22%	32,689	1,574	4.82%
Federal funds purchased and security
repurchase agreements	1,922,896	5,719	0.30%	2,733,583	53,310	1.95%
Commercial paper	2,324	32	1.38%	109,609	4,212	3.84%
FHLB advances and other borrowings:
One year or less	302,650	6,800	2.25%	4,588,834	119,779	2.61%
Over one year	49,747	2,726	5.48%	128,524	7,369	5.73%
Long-term debt	2,387,776	175,664	7.36%	2,448,991	103,116	4.21%
Total borrowed funds	4,706,966	193,110	4.10%	10,042,230	289,360	2.88%
Total interest-bearing liabilities	36,501,232	617,794	1.69%	38,470,390	1,002,253	2.61%
Noninterest-bearing deposits	11,052,745			9,144,520
Other liabilities	557,949			578,231
Total liabilities	48,111,926			48,193,141
Shareholders’ equity:
Preferred equity	1,558,046			431,936
Common equity	4,354,634			5,107,675
Controlling interest shareholders’ equity	5,912,680			5,539,611
Noncontrolling interests	23,718			29,156
Total shareholders’ equity	5,936,398			5,568,767
Total liabilities and shareholders’ equity	$54,048,324			$53,761,908

Spread on average interest-bearing funds			3.52%			3.68%
Taxable-equivalent net interest income and
net yield on interest-earning assets		$1,920,845	3.94%		$1,995,368	4.18%

1 Taxable-equivalent rates used where applicable.
2 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION AND SUBSIDIARIES
Press Release – Page 24

Capital Ratios
(Unaudited)
	December 31,	September 30,	December 31,
	2009	2009	2008

Tangible common equity ratio	6.12%	5.76%	5.89%
Tangible equity ratio	9.16%	8.73%	8.91%

Risk-based capital ratios1:
Tier 1 common to risk-weighted assets	6.50%	6.59%	6.28%
Tier 1 risk-based capital	10.32%	10.34%	10.22%
Total risk-based capital	13.05%	13.08%	14.32%

1 Ratios for December 31, 2009 are estimates.

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